UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2018

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, AZ 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2018 annual meeting of shareholders of Rogers Corporation (the “Company”) was held on May 3, 2018. Sufficient shares were present for purposes of a quorum for each of the three proposals submitted to a vote.  The voting results for those proposals are set forth below.
1. The eight nominees to the Company’s Board of Directors were elected based on the following votes, and, except as otherwise required by law, by the Company’s Articles of Organization or by the Company’s Bylaws, will hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Keith L. Barnes	16,037,797	11,564	1,075,376
Michael F. Barry	16,042,749	6,612	1,075,376
Bruce D. Hoechner	16,040,945	8,416	1,075,376
Carol R. Jensen	15,977,581	71,780	1,075,376
Ganesh Moorthy	16,037,761	11,600	1,075,376
Jeffrey Owens	16,037,891	11,470	1,075,376
Helene Simonet	16,037,524	11,837	1,075,376
Peter C. Wallace	16,012,342	37,019	1,075,376

2. By the following vote, the shareholders approved a non-binding advisory resolution on the 2017 compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
15,680,154	318,413	50,794	1,075,376
3.  By the following vote, the shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain
17,087,957	25,412	11,368

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION (Registrant)

Date: May 7, 2018	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary